UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 10, 2015

(Date of earliest event reported)

PG&E CORPORATION

(Exact Name of Registrant as specified in Charter)

California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)

415-973-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY

(Exact Name of Registrant as specified in Charter)

California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)

(415) 973-7000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On August 10, 2015, PG&E Corporation made an equity contribution of $350 million to its subsidiary, Pacific Gas and Electric Company (“Utility”), which will use the funds primarily to satisfy payment of a portion of certain fines and penalties imposed by the California Public Utilities Commission. PG&E Corporation’s equity contribution was funded by proceeds from the offering described in Item 8.01 below. For further information, see PG&E Corporation’s and the Utility’s joint Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

Item 8.01. Other Events

On August 10, 2015, PG&E Corporation completed, pursuant to an Underwriting Agreement with Wells Fargo Securities, LLC, the sale of 6,800,000 shares of its common stock, no par value (the “Shares”). The Shares were registered under the Securities Act of 1933 pursuant to a registration statement on Form S-3 (File No. 333-193880) that was filed with the Securities and Exchange Commission on February 11, 2014.

Item 9.01. Financial Statements and Exhibits

Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 5, 2015, between PG&E Corporation and Wells Fargo Securities, LLC

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the Shares

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

	By:	/s/ Linda Y.H. Cheng
Linda Y.H. Cheng
Dated: August 10, 2015		Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

	By:	/s/ Linda Y.H. Cheng
Linda Y.H. Cheng
Dated: August 10, 2015		Vice President, Corporate Governance and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 5, 2015, between PG&E Corporation and Wells Fargo Securities LLC

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the Shares

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)